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                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

CONTACT:

AT FINANCIAL RELATIONS BOARD
Amy Cozamanis
Investor/Analyst Contact
(310) 854-8314


                           AEHR TEST SYSTEMS REPORTS
                     THIRD QUARTER RESULTS FOR FISCAL 2006

FREMONT, CA (MARCH 23, 2006) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the third quarter of fiscal 2006 ended February 28, 2006.

Net sales were $6.3 million in the third quarter of fiscal 2006, an increase of 203% from $2.1 million in the third quarter of fiscal 2005, and up approximately 9% from $5.8 million in the second quarter of fiscal 2006. The Company reported net income of $360,000, or $0.05 per diluted share, in the third quarter of fiscal 2006, compared with a net loss of $1.2 million, or $0.16 per diluted share, in the third quarter of fiscal 2005, and net income of $166,000, or $0.02 per diluted share, in the second quarter of fiscal 2006.

"I am pleased to report Aehr Test's second consecutive quarter of profitability driven by strong sales of our MTX-Fp+ test system for massively parallel testing of flash memories," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "With the capacity to parallel test over 12,000 memory devices, this system is a highly effective tool for reducing test costs in the price competitive flash memory market.

"We recently announced our first multi-million dollar production order for our FOXTM wafer-level burn-in system from a leading automotive IC manufacturer, indicative of our leadership in this growing market as well as offering a significant follow-on opportunity," Posedel continued. "We also received over $4 million in repeat orders for our MAX systems from a leading semiconductor manufacturer, mostly for burn-in of automotive ICs. We anticipate that the automotive market will remain a key growth driver for our MAX systems over the next few quarters."

Net sales were $16.8 million in the first nine months of fiscal 2006, compared with $12.8 million in the first nine months of fiscal 2005. Net income for the nine months ended February 28, 2006 was $282,000, or $0.04 per diluted share, compared with a net loss of $3.1 million, or $0.42 per diluted share, in the same period of the prior fiscal year.


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
Aehr Test Systems Reports Third Quarter Results for Fiscal 2006
March 23, 2006
Page 2 of 4

At February 28, 2006, cash and cash equivalents, short-term investments and long-term investments were $10.0 million, compared to $6.8 million at the end of the second quarter of fiscal 2006. Aehr Test ended the third quarter of fiscal 2006 with no outstanding debt and shareholders' equity of $17.7 million, or $2.36 per share outstanding at February 28, 2006.

"We expect increased net sales and profitability for the fourth quarter of fiscal 2006, when compared to the prior quarter," said Gary Larson, vice president and chief financial officer of Aehr Test Systems. "With our solid execution and the positive trends in our core business, we expect to close fiscal 2006 by reporting a significant increase in annual net sales over fiscal 2005. We also anticipate full-year profitability in 2006, which marks a dramatic improvement in our bottom line compared to the prior year."


MANAGEMENT CONFERENCE CALL
Management of Aehr Test will host a conference call and webcast today, March 23, 2006 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's third quarter fiscal 2006 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

ABOUT AEHR TEST SYSTEMS
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAM and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX and MAX systems, and the DiePakR carrier. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include, without limitation, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described. See Aehr Test's recent 10-K and 10-Q reports and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                         {Financial Tables to Follow}

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
Aehr Test Systems Reports Third Quarter Results for Fiscal 2006
March 23, 2006
Page 3 of 4

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                      (Unaudited)

                                                Three Months Ended         Nine Months Ended
                                                    February 28,               February 28,
                                             ------------------------- -------------------------
                                                  2006         2005         2006         2005
                                             ------------ ------------ ------------ ------------
Net sales...................................      $ 6,318       $2,084      $16,781      $12,810
Cost of sales...............................        3,780        1,281        9,350        9,452
                                             ------------ ------------ ------------ ------------
Gross profit................................        2,538          803        7,431        3,358
                                             ------------ ------------ ------------ ------------
Operating expenses:
  Selling, general and administrative.......        1,328        1,265        4,322        3,812
  Research and development..................        1,015          868        3,055        2,885
                                             ------------ ------------ ------------ ------------
    Total operating expenses................        2,343        2,133        7,377        6,697
                                             ------------ ------------ ------------ ------------
Income (loss) from operations...............          195       (1,330)          54       (3,339)

Interest income.............................           77           40          157           96
Other income, net...........................          102           13          116          209
                                             ------------ ------------ ------------ ------------
Income (loss) before income taxes...........          374       (1,277)         327       (3,034)

Income tax expense (benefit)................           14          (54)          45          112
                                             ------------ ------------ ------------ ------------
Net income (loss)...........................      $   360     $ (1,223)     $   282      $(3,146)
                                             ============ ============ ============ ============

Net income (loss) per share
    Basic...................................      $  0.05      $ (0.16)     $  0.04      $ (0.42)
    Diluted.................................      $  0.05      $ (0.16)     $  0.04      $ (0.42)

Shares used in per share calculations:
    Basic...................................        7,508        7,426        7,495        7,410
    Diluted.................................        7,550        7,426        7,507        7,410


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
Aehr Test Systems Reports Third Quarter Results for Fiscal 2006
March 23, 2006
Page 4 of 4

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)

                                                           February 28,      May 31,
                                                               2006           2005
                                                           (Unaudited)
                                                           -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 7,755        $ 4,952
  Short-term investments .............................           2,200          3,813
  Accounts receivable.................................           2,851          2,537
  Inventories ........................................           7,821          7,140
  Prepaid expenses and other .........................             354            585
                                                           -----------    -----------
      Total current assets ...........................          20,981         19,027

Property and equipment, net ..........................           1,028          1,232
Long-term investments ................................              --            409
Goodwill .............................................             274            274
Other assets, net ....................................             522            527
                                                           -----------    -----------
      Total assets ...................................         $22,805        $21,469
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $ 1,316        $ 1,050
  Accrued expenses ...................................           2,119          1,943
  Deferred revenue ...................................           1,331            692
                                                           -----------    -----------
      Total current liabilities ......................           4,766          3,685

Deferred lease commitment ............................             318            332
                                                           -----------    -----------
      Total liabilities ..............................           5,084          4,017
                                                           -----------    -----------
Shareholders' equity:
  Common stock, $.01 par value outstanding:
    7,508 and 7,482 shares at February 28, 2006
    and May 31, 2005, respectively....................              75             75
  Additional paid-in capital .........................          37,639         37,568
  Accumulated other comprehensive income..............           1,166          1,250
  Accumulated deficit ................................         (21,159)       (21,441)
                                                           -----------    -----------
      Total shareholders' equity .....................          17,721         17,452
                                                           -----------    -----------
      Total liabilities and shareholders' equity .....         $22,805        $21,469
                                                           ===========    ===========

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